Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-61205 and

333-96765 of 1-800 CONTACTS, INC. on Form S-8 of our report dated March 26, 2003 relating to the financial statements of Lens Express, Inc. appearing in the Current Report on Form 8-K dated April 15, 2003.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

April 15, 2003